Exhibit 10.2

SECOND LOAN MODIFICATION AGREEMENT

(DOMESTIC LINE)

This Second Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of November 30, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and AMERICAN SCIENCE AND ENGINEERING, INC, a Massachusetts corporation with its chief executive office located at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 11, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 11, 2003, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of June 30, 2004, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.            Modifications to Loan Agreement.

1.             The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Prime Rate” is the greater of (i) 4.00% or (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

and inserting in lieu thereof the following:

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

2.             The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof

“Revolving Maturity Date” is November 30, 2004.

and inserting in lieu thereof the following:

“Revolving Maturity Date” is November 29, 2006.

4.             FEES.  A fully earned, non-refundable facility fee of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00)is earned as of the date hereof and shall be payable as follows: (i) Eighteen Thousand Seven Hundred Fifty

Dollars ($18,750.00) is payable on November 30, 2004 and (ii) Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) is payable on the sooner to occur of (x) November 30, 2005, (y) the occurrence of an Event of Default, or (z) the early termination of the Loan Agreement.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of August 11, 2003, between Borrower and Bank, as amended by a certain First Amendment to Intellectual Property Security Agreement dated as of August 23, 2004, between the Borrower and Bank (as amended, the “Intellectual Property Security Agreement”) and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, and shall remain in full force and effect.  Notwithstanding the terms and conditions of the Intellectual Property Security Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least five (5) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  In addition, the Borrower shall provide written notice to Bank, on a quarterly basis, regarding any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2003, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof, except to the extent such disclosure is updated by the information contained in Exhibit A Supplement attached hereto.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

AMERICAN SCIENCE AND ENGINEERING, INC.		SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By:	/s/ Anthony R. Fabiano	By:	/s/ Mark Gallagher

Name: Anthony R. Fabiano		Name: Mark Gallagher

Title: President and Chief Executive Officer		Title: Vice President

SILICON VALLEY BANK

By:

Name:

Title:
(signed in Santa Clara County, California)

The undersigned, AS&E GLOBAL, INC.,  a Massachusetts corporation (“Guarantor”) hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated August 11, 2003 (the “Guaranty”), and (B) a certain Security Agreement by Guarantor in favor of the Bank dated August 11, 2003 (the “Security Agreement”); and (ii) acknowledges, confirms and agrees that the Guaranty, and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

AS&E GLOBAL, INC.

By:	/s/ Anthony R. Fabiano

Name: Anthony R. Fabiano

Title: President and Chief Executive Officer